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                                                             Exhibit 23(a)






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into The Alpine Group, Inc.'s previously filed Registration Statements on Forms S-8 (File Nos. 2-70015 and 33-62544) and on Forms S-3 (File Nos. 33-30246 and 33-53434).


                                                  ARTHUR ANDERSEN LLP

New York, New York
July 27, 1995